                                                                    Exhibit 11.1

                               THOMPSON PBE, INC.

        COMPUTATION OF NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE

                                                                                THREE MONTHS ENDED
                                                                                    MARCH 31
                                                                             -----------------------
                                                                             1996               1995
                                                                             ----               ----
  Common stock outstanding, beginning of period..................       8,663,421          6,346,268
  Issuance of common stock ......................................             -                  -
  Conversion of convertible preferred stock......................             -                  -
  Exercise of Heller stock warrant ..............................             -                  -
                                                                       ----------          ---------
  Common stock outstanding, end of period........................       8,663,421          6,346,268
                                                                       ==========          =========
PER SHARE DATA:
Weighted average shares outstanding during the period,
  assuming exercise of options and warrants......................       9,195,427          6,717,166
Shares assumed to be repurchased under the treasury stock
  method at an assumed average fair market value per share of
  $13.94 and $14.40 in 1996 and 1995, respectively...............        (292,523)          (107,055)
                                                                       ----------          ---------
Total shares used in computing Earnings Per Share data ..........       8,902,904          6,610,111
                                                                       ==========          =========

Net income.......................................................      $1,034,000          $1,578,00
                                                                       ==========          =========
EARNINGS PER SHARE DATA:
Net income per common and common
  equivalent share ..............................................           $0.12              $0.24

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
                                                                    Exhibit 11.1

                               THOMPSON PBE, INC.

        COMPUTATION OF NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE

                                                                                        SIX MONTHS ENDED
                                                                                             MARCH 31
                                                                                      -----------------------
                                                                                      1996               1995
                                                                                      ----               ----
  Common stock outstanding, beginning of period......................            6,391,946          2,908,063
  Issuance of common stock in connection with
    initial public offering .........................................                   --          2,450,000
  Issuance of common stock in connection with secondary public offering          2,271,475                 --
  Conversion of convertible preferred stock..........................                   --            622,596
  Exercise of Heller stock warrant...................................                   --            365,609
                                                                                ----------        -----------
  Common stock outstanding, end of period............................            8,663,421          6,346,268
                                                                                ==========        ===========

PER SHARE DATA:
  Weighted average shares outstanding during the period,
    assuming exercise of options and warrants........................            9,147,457          6,079,184

  Shares assumed to be repurchased under the treasury
    stock method at an average fair market value per share of $15.25
    and $12.59 in 1996 and 1995, respectively........................             (286,849)          (148,366)
                                                                                ----------        -----------
  Total shares used in computing Per Share data .....................            8,860,608          5,930,818
                                                                                ==========        ===========

  Income before redemption of redeemable capital
    stock and extraordinary item ....................................           $1,901,000        $ 2,268,000
  Redemption of redeemable stock.....................................                   --         (1,000,000)
  Dividends accrued on preferred stock and
    redeemable preferred stock.......................................                   --            (78,000)
                                                                                ----------        -----------
  Income after redemption of redeemable stock, but before
    income taxes and extraordinary item..............................            1,901,000          1,190,000
  Extraordinary item - early extinguishment of debt..................                   --           (445,000)
                                                                                ----------        -----------
  Net income after redemption of redeemable stock....................           $1,901,000        $   745,000
                                                                                ==========        ===========

  Income per share before extraordinary item.........................                $0.21              $0.20
  Extraordinary item - early extinguishment of debt..................                   --             $(0.08)
  Net income per common and common share equivalent
    after redemption of redeemable stock.............................                $0.21              $0.13

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